EXHIBIT 99.1

XPO Logistics Files Public Form 10 Registration Statement for Spin-Off of RXO

GREENWICH, Conn. – Sept. 28, 2022 (GLOBE NEWSWIRE) – XPO Logistics, Inc. (NYSE: XPO) today announced the filing of a public Form 10 registration statement with the U.S. Securities and Exchange Commission in connection with the planned spin-off of RXO, its tech-enabled brokered transportation platform. The filing is linked on the XPO and RXO websites. XPO expects to complete the spin-off in the fourth quarter.

Brad Jacobs, chairman and chief executive officer of XPO Logistics, said, “Our Form 10 public filing is a key step forward in the process of creating two publicly traded transportation powerhouses. RXO will be the fourth largest US truckload broker, with complementary asset-light services, and XPO will be a leading provider of less-than-truckload transportation in North America, with a European transportation business that we plan to divest.”

Drew Wilkerson, XPO president, North American transportation and incoming chief executive officer of RXO, said, “As an independent brokerage pure-play with massive capacity and cutting-edge technology, RXO will spin off in a strong position to create value for our stakeholders. We’ll have a distinct investment identity, powerful growth levers and a track record of best-in-class truck brokerage performance.”

Advisors

To assist with the spin-off process, XPO has retained BofA Securities, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC as its financial advisors; and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Wachtell, Lipton, Rosen & Katz as its legal advisors.

About XPO Logistics and RXO

XPO Logistics, Inc. (NYSE: XPO) is a leading provider of freight transportation services, primarily less-than-truckload (LTL) and truck brokerage. XPO uses its proprietary technology to move goods efficiently through supply chains. The company’s global network serves 50,000 shippers with approximately 749 locations and 43,000 employees, and is headquartered in Greenwich, Conn., USA. Visit xpo.com for more information, and connect with XPO on Facebook, Twitter, LinkedIn, Instagram and YouTube.

About the spin-off

XPO intends to spin off its tech-enabled brokered transportation platform as an independent publicly traded company under the ticker symbol RXO in the fourth quarter of 2022. RXO will be the fourth largest broker of full truckload freight transportation in the United States, with a proprietary digital freight marketplace, access to vast truckload capacity and complementary brokered services for managed transportation, last mile and freight forwarding. Visit rxo.com for more information.

Forward-looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to the planned spin-off, the expected timing of the transaction and the anticipated benefits of the transaction, and the planned divesture of the European transportation business. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements.

These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC, which may be accessed on the investor page of our website.

All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

The spin-off remains subject to various conditions, including the effectiveness of the Form 10 registration statement, receipt of a tax opinion from counsel, successful completion of debt financing by RXO, and final approval by the XPO board of directors, among other requirements. There can be no assurance that the planned spin-off or planned divesture of the European transportation business will occur, or of the terms or timing of any transaction.

Where required by law, no binding decision will be made with respect to the divestiture of the European business other than in compliance with applicable employee information and consultation requirements.

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Investor Contacts

Tavio Headley

+1-203-413-4006

tavio.headley@xpo.com

Jared Weisfeld

+1-475-299-7355

jared.weisfeld@xpo.com

Media Contacts

Karina Frayter

+1-203-484-8303

karina.frayter@xpo.com

Nina Reinhardt

+1-980-408-1594

nina.reinhardt@xpo.com

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